Exhibit 10.1

FIRST AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “First Amendment”), is entered into as of June 29, 2012, by and between MPG Office Trust, Inc., a Maryland corporation, MPG Office, L.P., a Maryland limited partnership (collectively, the “Company”), and David L. Weinstein (the “Executive”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement (as defined below).

WHEREAS, the Company and the Executive have entered into that certain Amended and Restated Employment Agreement, effective as of December 15, 2011 (the “Employment Agreement”);

WHEREAS, pursuant to Section 13(l) of the Employment Agreement, the Employment Agreement may be modified by a written agreement executed by the Company and the Executive; and

WHEREAS, the Company and the Executive mutually desire to amend the Employment Agreement as set forth in this First Amendment.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Executive hereby amend the Employment Agreement as follows, effective as of the date first above written:

1.    Section 4(a)(iii) of the Employment Agreement is hereby amended and restated in its entirety as follows:

“(iii) The Executive shall be paid, in a single lump sum payment on the date of the effectiveness of the Release, a pro rata portion of the Annual Bonus for the partial fiscal year in which the Date of Termination occurs in an amount equal to (x) the product of (A) the Annual Bonus calculated as of the Date of Termination based on the extent to which the financial performance targets applicable to such Annual Bonus (pro rated based on the number of days in such fiscal year through the Date of Termination and as if the entire Annual Bonus was based solely on such financial performance targets for such fiscal year) are actually achieved as of the Date of Termination, and (B) a fraction, the numerator of which shall be the number of days elapsed through the Date of Termination in the fiscal year in which the Date of Termination occurs and the denominator of which shall be 365, minus (y) any semi-annual or quarterly cash bonus payments for the fiscal year in which the Date of Termination occurs that have been paid to the Executive prior to the Date of Termination (a “Pro-Rated Annual Bonus”).”

2.    The first sentence of Section 5 of the Employment Agreement is hereby amended and restated in its entirety as follows:

“Subject to Section 4(d) above, if a Change in Control (as defined herein) occurs during the Employment Period and the Executive incurs a Separation from Service by reason of a termination by the Company without Cause or by the Executive for Good Reason, in each case within two (2) years after the effective date of the Change in Control, then the Executive shall be entitled to the payments and benefits provided in Section 4(a) hereof, subject to the terms and conditions thereof (including, without limitation, the requirement that a condition to the Executive’s right to receive the amounts provided for in Sections 4(a)(ii), 4(a)(iii) and 4(a)(v) is that the Executive execute, deliver and not revoke the Release), except that for purposes of this Section 5, in lieu of the Pro-Rated Annual Bonus described in Section 4(a)(iii), the Executive shall be paid, in a single lump sum payment on the effective date of the Release, an amount equal to (x) the product of (A) the Executive’s Maximum Annual Bonus, and (B) a fraction, the numerator of which shall be the number of days elapsed through the Date of Termination in the fiscal year in which the Date of Termination occurs and the denominator of which shall be 365, minus (y) any semi-annual or quarterly cash bonus payments for the fiscal year in which the Date of Termination occurs that have been paid to the Executive prior to the Date of Termination.”

3.    This First Amendment shall be and is hereby incorporated in and forms a part of the Employment Agreement.

4.    All other terms and provisions of the Employment Agreement shall remain unchanged except as specifically modified herein.

[Signature Page Follows]

IN WITNESS WHEREOF, this First Amendment has been executed and delivered by the parties hereto.

MPG OFFICE TRUST, INC.,
a Maryland corporation

By:	/s/ JONATHAN L. ABRAMS
	Name: Title:	Jonathan L. Abrams Executive Vice President, General Counsel and Secretary

MPG OFFICE, L.P.,
a Maryland limited partnership

By: Its:	MPG Office Trust, Inc. General Partner

By:	/s/ JONATHAN L. ABRAMS
	Name: Title:	Jonathan L. Abrams Executive Vice President, General Counsel and Secretary

Accepted and Agreed,
this 29th day of June 2012.
By: /s/ DAVID L. WEINSTEIN
David L. Weinstein

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